Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

VOTE BY TELEPHONE

Have this proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to you.

VOTE BY INTERNET

Have this proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to you.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Your Internet or telephone vote must be received by 11:59 p.m. Eastern Daylight Time on September 11, 2007 in order to be counted in the final tabulation.

Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼TO VOTE BY MAIL, PLEASE DETACH CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED. ▼

Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. recommend a vote “FOR” each of the nominees listed in Proposal 2.  They make no recommendation how to vote with respect to the merger, the appointment of KPMG LLP or an adjournment.

1.

To adopt and approve the Agreement and Plan of Merger, dated as of May 30, 2007, as amended as of July 30, 2007, by and among Ceridian Corporation, Foundation Holdings, Inc. and Foundation Merger Sub, Inc., as it may be further amended from time to time.

❑

FOR

❑

AGAINST

❑

ABSTAIN

2.

Election of Directors

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FOR the following seven nominees (the

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WITHHOLD authority to vote

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FOR all Designated Nominees except as

“Designated Nominees”): (a) William

for any Designated Nominees

marked to the contrary below

A. Ackman, (b) John D. Barfitt, (c) Robert

J. Levenson and (d) all incumbent nominees

other than Ronald T. LeMay, George R. Lewis

and Alan F. White

Unless you otherwise mark this card as contemplated below, the holders of this proxy will use this proxy to vote for all of the Designated Nominees.  You should refer to Ceridian’s proxy statement for the names, backgrounds, qualifications and other information concerning the Designated Nominees who are incumbent nominees.  There is no assurance that the Designated Nominees who are incumbent nominees will serve if elected with the other Designated Nominees.  The holders of this proxy are not seeking authority and will not exercise any authority to vote for Ronald T. LeMay, George R. Lewis or Alan F. White.

NOTE: If you do not wish for your shares to be voted “FOR” one or more particular Designated Nominees, mark the “FOR all Designated Nominees except as marked to the contrary below” box and write the name(s) of the Designated Nominee(s) you do not support on the line below and your shares will be voted for the remaining Designated Nominees.

Withhold Authority to Vote for the following: ______________________________________________________________________________

3.

Ratify Ceridian Corporation’s Audit Committee’s appointment of KPMG LLP as Ceridian Corporation’s independent registered public accounting firm.

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FOR

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AGAINST

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ABSTAIN

4.

Approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if (1) there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger or (2) a quorum is not present at the time of the annual meeting.

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FOR

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AGAINST

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ABSTAIN

5.

In their discretion, the proxies are authorized to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Signature

Signature if held jointly

Dated:                              , 2007

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please signing partnership name by authorized person, giving full title.

CERIDIAN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF PERSHING SQUARE, L.P., PERSHING SQUARE II, L.P.
AND PERSHING SQUARE INTERNATIONAL, LTD.

The undersigned hereby appoints WILLIAM A. ACKMAN, SCOTT D. FERGUSON, PAUL C. HILAL and ROY J. KATZOVICZ and each of them, jointly and severally, as proxies with full power of substitution, and hereby authorizes them to attend the 2007 annual meeting of Ceridian Corporation’s stockholders, to be held on September 12, 2007 at 9:30 a.m. CDT, at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, and any adjournment or postponement thereof, to vote on behalf of the undersigned all shares of common stock of Ceridian Corporation held of record by the undersigned on July 27, 2007 at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, as specified below subject to the condition set forth in the next two sentences.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted “FOR” each of the Designated Nominees referred to in Proposal 2 and “FOR” Proposals 1, 3 and 4.  Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof.  This proxy revokes any previously executed proxy with respect to all proposals.

The undersigned hereby acknowledges receipt of the proxy statement dated August 21, 2007 of Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. and the supplemental letter from William A. Ackman dated September 7, 2007 and revokes any previously executed proxy with respect to all proposals.

▼ TO VOTE BY MAIL, PLEASE DETACH CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED. ▼